EXHIBIT B
                                   Enershop, Inc.
                          Intercompany Service Transactions
                         For the Year Ended December 31, 1995



  Name                            Type of Service                    Amount
Central and South West          Salaries, and overheads in          $ 143,280
Services, Inc. (Wholly owned    support of Enershop, Inc.
subsidiary of Central and
South West Corporation)

Transok, Inc.                   Rent and administrative support     $   1,563
(Wholly owned subsidiary of     for Houston, TX office.
Central and South West
Corporation)